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                                                              Exhibit 99(i)(2)

 IN WASHINGTON. D,C,                                    IN NEW YORK CITY
 1666 K STREET, N.W.     SULLIVAN & WORCESTER LLP       565 FIFTH AVENUE
WASHINGTON, D.C. 20006    ONE POST OFFICE SQUARE      NEW YORK, NEW YORK 10017
  (202) 775-I 200       BOSTON, MASSACHUSETTS 02109      (212) 486-8200
 FAX NO. 202-293-2275        (517) 338-2800            FAX NO. 646-885-1494
                          FAX NO. 617-338-2880
                                                      292 MADISON AVENUE
                                                  NEW YORK, NEW YORK 10017-6307
                                                        (212) 213-8200
                                                     FAX NO. 212-685-2028

                                                               October 21, 2003

The Trustees of Dryden Municipal Series Fund
c/o Prudential Investments LLC
Three Gateway Center
Newark, New Jersey 07102-4077

     Re:     Dryden Municipal Series Fund
             ----------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you of December 23, 1999, concerning certain matters of Massachusetts law relating to the organization and shares of Dryden Municipal Series Fund, a trust with transferable shares under Massachusetts law (the "FUND"). At your request, we hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the Fund's filing a copy of that letter as an exhibit to Post-Effective Amendment No. 43 to the Fund's Registration Statement on Form N-l A, Registration No. 2-91216, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Amendment No. 44 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4023, relating to the several series and classes of shares of beneficial interest, $.01 par value, of the Fund (the "SHARES"). In so consenting, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

     Please note that our confirmation of the opinions set forth in our letter of December 23, 1999, relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. Other than reviewing the Fund's Amended and Restated By-Laws dated May 24, 2000, the Fund's Amended and Restated Certificate of Designation dated October 1, 2002, and the Fund's Certificate of Amendment, dated June 18, 2003, we have conducted no further investigation of those facts, as they may have changed since December 23, 1999, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.


                                               Very truly yours,
                                               /s/ Sullivan & Worcester LLP
                                               ----------------------------
                                               SULLIVAN & WORCESTER LLP